EXHIBIT (I)


                              CONSENT OF COUNSEL

                       Gabelli Capital Series Funds, Inc.

     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 13 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-7644) of Gabelli Capital Series Funds, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                        /S/WILLKIE FARR & GALLAGHER LLP
                                            Willkie Farr & Gallagher LLP


April 28, 2005

New York, New York